Exhibit 77Q(1)(e)(i)

Advisory Agreement dated December 13, 2010, among the Registrant, on behalf of Natixis Oakmark Global Fund and Natixis Asset Management Advisors, L.P. is incorporated by reference to exhibit (d)(1)(xiii) to PEA No. 87 to the Registration Statement filed on December 14, 2010 (Accession No. 0001193125-10-280042).